       As filed with the Securities and Exchange Commission on August 25, 2000
                                                   Registration No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                     ---------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                        Under The Securities Act of 1933

                     ---------------------------------------

                      INTEGRATED MEASUREMENT SYSTEMS, INC.

               (Exact name of registrant as specified in charter)

                  OREGON                             93-0840631
     (State or other jurisdiction of    (IRS Employer Identification Number)
       incorporation or organization)

                     ---------------------------------------

                  9525 SW GEMINI DRIVE, BEAVERTON, OREGON 97008
                                (503) 626-7117
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                     ---------------------------------------

                      INTEGRATED MEASUREMENT SYSTEMS, INC.
                            1995 STOCK INCENTIVE PLAN
                     ---------------------------------------

                                 KEITH L. BARNES
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                      INTEGRATED MEASUREMENT SYSTEMS, INC.
                  9525 SW GEMINI DRIVE, BEAVERTON, OREGON 97008
                                 (503) 626-7117
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                     ---------------------------------------

                                 WITH COPIES TO:
                            WILLIAM C. CAMPBELL, ESQ.
                                 ATER WYNNE LLP
                          222 S.W. COLUMBIA, SUITE 1800
                             PORTLAND, OREGON 97201
                                 (503) 226-1191

                     ---------------------------------------

                         CALCULATION OF REGISTRATION FEE


------------------------------------------------------------------------------------------------------------------------------
  Title of Securities to Be         Amount to Be           Proposed Maximum           Proposed Maximum          Amount of
         Registered                  Registered        Offering Price Per Share   Aggregate Offering Price   Registration Fee
                                                                  (1)                        (1)
------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.01
per share....................       372,000 shares             $17.4375               $6,486,750                 $1,712.50
------------------------------ ----------------------- -------------------------- -------------------------- -----------------

(1)     Estimated solely for the purpose of calculating the registration fee.
        Pursuant to Rule 457(h)(1), the Proposed Maximum Offering Price amounts are based on the average of the high and low sales prices of the Registrant's Common Stock as reported on the Nasdaq
        National Market System on August 23, 2000.


===============================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                  This registration statement is filed in accordance with the provisions of General Instruction E to Form S-8 for the purpose of registering additional shares of common stock for offer and sale under the Integrated Measurement Systems, Inc. 1995 Stock Incentive Plan for which a registration statement on Form S-8 (File No. 333-13695) is already effective. Except to the extent that exhibits are filed herewith the contents of Integrated Measurement Systems, Inc.'s registration statement on Form S-8 (File No. 333-13695) are hereby incorporated by reference.

ITEM 8. EXHIBITS



    NUMBER                                      DESCRIPTION


     5.1       Opinion of Ater Wynne LLP as to the legality of the securities being registered
    23.1       Consent of Ater Wynne LLP (included in legal opinion filed as Exhibit 5.1)
    23.2       Consent of Arthur Andersen LLP
    24.1       Powers of Attorney (included in signature page in Part II of the Registration Statement)
    99.1       Integrated Measurement Systems, Inc. 1995 Stock Incentive Plan, as amended (incorporated herein by reference to Appendix A to the Company's Definitive Proxy Statement filed on April 17, 2000)



ITEM 9.  UNDERTAKINGS

  The undersigned registrant hereby undertakes:


     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) to include any prospectus required by Section 10(a)(3) of the
                  Securities Act of 1933;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such a director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of Portland, State of Oregon, on the 25th day of August, 2000.

                                  INTEGRATED MEASUREMENT SYSTEMS, INC.

                                  By /s/ Keith L. Barnes
                                     __________________________________
                                     Keith L. Barnes
                                     President and Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith L. Barnes and Fred Hall and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the registration statement filed herewith and any or all amendments to said registration statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Witness our hands on the date set forth below.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                         [Signatures on following page]

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

         SIGNATURE                                   TITLE                                   DATE

/s/ Keith L. Barnes
___________________________          President , Chief Executive Officer and
Keith L. Barnes                      Director (Principal Executive Officer)

/s/ Fred Hall
___________________________          Chief Financial Officer, Treasurer
Fred Hall                            and Secretary (Principal Financial Officer)

/s/ H. Raymond Bingham
___________________________          Chairman of the Board
H. Raymond Bingham

/s/ Thomas R. Franz
___________________________          Director
Thomas R. Franz

/s/ Paul A. Gary
___________________________          Director
Paul A. Gary

/s/ C. Scott Gibson
___________________________          Director
C. Scott Gibson

/s Milton R. Smith
___________________________          Director
Milton R. Smith

/s/ James E. Solomon
___________________________          Director
James E. Solomon


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                                       -5-

                                INDEX TO EXHIBITS



   EXHIBIT                                                                       PAGE
   NUMBER                       EXHIBIT                                           NO.
  --------                      -------                                          ----


   5.1 Opinion of Ater Wynne LLP as to the legality of the securities being registered

  23.1 Consent of Ater Wynne LLP (included in legal opinion filed as Exhibit 5.1)

  23.2             Consent of Arthur Andersen LLP

  24.1 Powers of Attorney (included in signature page in Part II of the Registration Statement)

  99.1             Integrated Measurement Systems, Inc. 1995 Stock Incentive
                   Plan, as amended (incorporated herein by reference to Appendix A to the Company's Definitive Proxy Statement filed on April 17, 2000)